EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Investor Contact:
Martha Lindeman
312-373-2430

Media Contact:
Linda Marsicano
312-373-2447

PLAYBOY ENTERPRISES REPORTS IMPROVED

SECOND QUARTER RESULTS

Significant Gains in Entertainment and Licensing Contribute to

Higher Revenues, Operating and Net Income

CHICAGO, Tuesday, August 7, 2007 – Playboy Enterprises, Inc. (PEI) (NYSE: PLA, PLAA) today reported net income for the second quarter ended June 30, 2007, of $1.9 million, or $0.06 per basic and diluted share, compared to a net loss in the prior year quarter of $3.3 million or $0.10 per basic and diluted share. Revenues rose 6% to $85.7 million from $80.5 million in the prior year period. In the 2007 second quarter, operating income was $3.8 million compared to an operating loss of $1.2 million in the prior year period when the company recorded a $1.9 million restructuring charge.

Playboy Chairman and Chief Executive Officer Christie Hefner said: “This quarter’s results underscore our confidence that our domestic TV business has now stabilized as we continue to execute on our SVOD and VOD strategies. With that major profit contributor back on track, we believe growth in our international TV and digital businesses plus continued strong performance in our Licensing business will continue to drive operating and net income growth.

“A significant accomplishment of the second quarter was the announcement of a location-based entertainment deal in Macao. We will be partnering with Macao Studio City to create a multi-faceted entertainment destination that will be called Playboy Mansion Macao, which will feature many of the same aspects of the famed Playboy Mansion. There are both licensing and equity components to the deal, and we expect to contribute approximately $5 million in return for a 49 percent interest in the Mansion venue. The whole project is expected to open in late 2009. Given the fast-changing nature of the Macao market, it is difficult to estimate today what the annual contribution to us will be. However, we anticipate that even in its first year Playboy Mansion Macao will generate approximately $4 million annually in revenues, with the potential for meaningful upside,” Hefner said.

“Looking to the second half of this year, we believe that many of the same dynamics we saw in the first half will continue,” Hefner said. “We expect that the domestic TV business will remain stable while international TV and online will show year-over-year revenue growth. The issues facing the domestic magazine business are not improving and, as a result, we believe that the lower revenue base will lead to Publishing Group losses in line with 2005. The Licensing business still is expected to report 20 to 25% revenue and segment income growth in 2007 compared to last year, excluding the art sales from both years.”

Entertainment

Segment income for the Entertainment Group rose 50% to $7.3 million in the 2007 second quarter from $4.9 million in the prior year period. Revenues rose 9% to $51.8 million from $47.5 million.

Second quarter 2007 domestic TV revenues were $21.6 million, up 4% from last year due to higher movie video-on-demand revenues net of lower movie channel revenues, increased Playboy TV revenues as well as positive cash adjustments related to prior periods. International TV revenues increased 16% to $13.7 million in the 2007 second quarter primarily due to improved performance from our UK and other European networks coupled with favorable foreign currency exchange rate fluctuations. Year-over-year growth in paysites, e-commerce and advertising led to an 8% increase in second quarter 2007 online/mobile revenues.

Publishing

In the 2007 second quarter, the Publishing Group reported a segment loss of $2.3 million, which compares to the $1.8 million loss recorded in the same period last year on a 5% decline in revenues to $22.7 million.

Playboy magazine revenues declined 6% to $19.0 million in the second quarter compared to last year, reflecting an 8% decline in circulation revenues and a 3% decline in advertising revenues. Expenses related to post-employment benefits, which did not occur in last year’s quarter, and additional subscription collection costs were larger than the negative variance in the Publishing Group’s second quarter results. Revenues from the international editions of the magazine rose 14% in the 2007 second quarter, which offset the 6% decline in revenues from special editions and other.

The company said that it expects Playboy magazine’s third quarter advertising revenues to increase approximately 5% compared to the same period last year.

Licensing

Licensing Group segment income rose 36% to $5.5 million in the 2007 second quarter compared to $4.1 million in last year’s quarter due to the licensing fees from the Palms Casino Resort, which opened in October 2006, increased royalties from consumer products and the sale of original art. These same factors led to the 22% increase in revenues during the same time periods from $9.2 million to $11.2 million.

Corporate Administration and Promotion

Second quarter 2007 Corporate Administration and Promotion expense was flat at $6.6 million versus the prior year’s second quarter as lower marketing and favorable post-employment expense helped offset the addition of certain trademark costs that previously were capitalized.

Additional information regarding second quarter 2007 earnings will be available on the earnings release conference call, which is being held today, August 7, at 11:00 a.m. Eastern /10:00 a.m. Central. The call may be accessed by dialing 800-909-5202 (for domestic callers) or 1-785-830-7975 (for international callers) and using the password: Playboy. In addition, the call will be webcast. To listen to the call, please visit http://www.peiinvestor.com and select the Investor Relations section.

* * * *

Playboy Enterprises is a brand-driven, international multimedia entertainment company that publishes editions of Playboy magazine around the world; operates television networks and distributes programming globally; owns Playboy.com, a leading men's lifestyle and entertainment website; and licenses the Playboy trademark internationally for a range of consumer products and services.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements,” as to expectations, beliefs, plans, objectives and future financial performance, and assumptions underlying or concerning the foregoing. We use words such as “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues” and other similar terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause our actual results, performance or outcomes to differ materially from those expressed or implied in the forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

The following are some of the important factors that could cause our actual results, performance or outcomes to differ materially from those discussed in the forward-looking statements:

(1)	Foreign, national, state and local government regulations, actions or initiatives, including:
(a)	attempts to limit or otherwise regulate the sale, distribution or transmission of adult-oriented materials, including print, television, video, Internet and wireless materials,
(b)	limitations on the advertisement of tobacco, alcohol and other products which are important sources of advertising revenue for us, or
(c)	substantive changes in postal regulations which could increase our postage and distribution costs;
(2)	Risks associated with our foreign operations, including market acceptance and demand for our products and the products of our licensees;
(3)	Our ability to manage the risk associated with our exposure to foreign currency exchange rate fluctuations;
(4)

Changes in general economic conditions, consumer spending habits, viewing patterns, fashion trends or the retail sales environment which, in each case, could reduce demand for our programming and products and impact our advertising revenues;

(5)	Our ability to protect our trademarks, copyrights and other intellectual property;
(6)

Risks as a distributor of media content, including our becoming subject to claims for defamation, invasion of privacy, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials we distribute;

(7)	The risk our outstanding litigation could result in settlements or judgments which are material to us;
(8)	Dilution from any potential issuance of common stock or convertible debt in connection with financings or acquisition activities;
(9)	Competition for advertisers from other publications, media or online providers or any decrease in spending by advertisers, either generally or with respect to the adult male market;
(10)	Competition in the television, men’s magazine, Internet, new electronic media and product licensing markets;
(11)	Attempts by consumers or private advocacy groups to exclude our programming or other products from distribution;
(12)

Our television, Internet and wireless businesses’ reliance on third parties for technology and distribution, and any changes in that technology and/or unforeseen delays in its implementation which might affect our plans and assumptions;

(13)

Risks associated with losing access to transponders or technical failure of transponders or other transmitting or playback equipment that is beyond our control and competition for channel space on linear television platforms or video-on-demand platforms;

(14)

Failure to maintain our agreements with multiple system operators, or MSOs, and direct-to-home, or DTH, operators on favorable terms, as well as any decline in our access to, and acceptance by, DTH and/or cable systems and the possible resulting deterioration in the terms, cancellation of fee arrangements or pressure on splits with operators of these systems;

(15)	Risks that we may not realize the expected increased sales and profits and other benefits from acquisitions;
(16)	Any charges or costs we incur in connection with restructuring measures we may take in the future;
(17)	Risks associated with the financial condition of Claxson Interactive Group, Inc., our Playboy TV-Latin America, LLC, joint venture partner;
(18)	Increases in paper, printing or postage costs;
(19)	Risks associated with certain minimum revenue amounts under certain television distribution agreements;
(20)	Effects of the national consolidation of the single-copy magazine distribution system;
(21)	Effects of the national consolidation of television distribution companies (e.g., cable MSOs, satellite platforms and telecommunications companies); and
(22)	Risks associated with the viability of our subscription-, on demand- and e-commerce-based Internet models.

More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at www.sec.gov or in the Investor Relations section of our website.

Playboy Enterprises, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	Quarters Ended
	June 30,
	2007	2006
Net revenues
Entertainment:
Domestic TV	$21.6	$20.9
International TV	13.7	11.7
Online/mobile	14.6	13.5
Other	1.9	1.4
Total Entertainment	51.8	47.5
Publishing:
Domestic magazine:
Subscription	10.4	11.3
Newsstand	2.3	2.5
Advertising	6.3	6.4
Total domestic magazine	19.0	20.2
International magazine	1.8	1.6
Special editions and other	1.9	2.0
Total Publishing	22.7	23.8
Licensing:
Consumer products	7.5	6.9
Location-based entertainment	0.9	-
Marketing events	2.3	2.3
Other	0.5	-
Total Licensing	11.2	9.2
Total net revenues	$85.7	$80.5

Net income (loss)
Entertainment	$7.3	$4.9
Publishing	(2.3)	(1.8)
Licensing	5.5	4.1
Corporate Administration and Promotion	(6.6)	(6.5)

Segment income	3.9	0.7

Restructuring expenses	(0.1)	(1.9)

Operating income (loss)	3.8	(1.2)

Investment income	0.6	0.6
Interest expense	(1.1)	(1.3)
Amortization of deferred financing fees	(0.2)	(0.2)
Other, net	(0.1)	0.1

Income (loss) before income taxes	3.0	(2.0)

Income tax expense	(1.1)	(1.3)

Net income (loss)	$1.9	$(3.3)

Weighted average number of common shares outstanding
Basic	33,243	33,158
Diluted	33,272	33,158

Basic and diluted earnings (loss) per common share	$0.06	$(0.10)

Note: Certain reclassifications have been made to conform to the current presentation.

Playboy Enterprises, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	Six Months Ended
	June 30,
	2007	2006
Net revenues
Entertainment:
Domestic TV	$41.3	$43.2
International TV	27.5	24.1
Online/mobile	30.3	28.8
Other	3.6	2.6
Total Entertainment	102.7	98.7
Publishing:
Domestic magazine:
Subscription	21.3	23.2
Newsstand	4.8	5.1
Advertising	12.0	11.1
Total domestic magazine	38.1	39.4
International magazine	3.7	3.3
Special editions and other	4.2	4.6
Total Publishing	46.0	47.3
Licensing:
Consumer products	16.2	13.7
Location-based entertainment	1.8	-
Marketing events	2.6	2.5
Other	1.8	0.4
Total Licensing	22.4	16.6
Total net revenues	$171.1	$162.6

Net income (loss)
Entertainment	$11.6	$12.8
Publishing	(4.7)	(4.1)
Licensing	13.2	8.4
Corporate Administration and Promotion	(12.3)	(12.9)

Segment income	7.8	4.2

Restructuring expenses	(0.1)	(1.9)

Operating income	7.7	2.3

Investment income	1.1	1.2
Interest expense	(2.5)	(2.7)
Amortization of deferred financing fees	(0.3)	(0.3)
Other, net	(0.3)	(0.1)

Income before income taxes	5.7	0.4

Income tax expense	(2.3)	(2.9)

Net income (loss)	$3.4	$(2.5)

Weighted average number of common shares outstanding
Basic	33,236	33,149
Diluted	33,271	33,149

Basic and diluted earnings (loss) per common share	$0.10	$(0.08)

Note: Certain reclassifications have been made to conform to the current presentation.

PLAYBOY ENTERPRISES, INC.
Reconciliation of Non-GAAP Financial Information (in millions of dollars)

	Second Quarter Ended June 30,			Six Months Ended June 30,

EBITDA and Adjusted EBITDA	2007	2006	% Better/(Worse)	2007	2006	% Better/(Worse)
Net Income (loss)	$1.9	$(3.3)	---	$3.4	$(2.5)	---
Adjusted for:
Income Tax Expense	1.1	1.3	15.4	2.3	2.9	20.7
Interest Expense	1.1	1.3	15.4	2.5	2.7	7.4
Amortization of Deferred Financing Fees	0.2	0.2	---	0.3	0.3	---
Equity in Operations of Investments	-	(0.1)	(100.0)	-	-	---
Depreciation and Amortization	11.1	11.3	1.8	21.1	21.7	2.8
EBITDA [1]	15.4	10.7	43.9	29.6	25.1	17.9
Adjusted for:
Cash Investments in Television Programming	(7.8)	(10.2)	23.5	(17.6)	(19.5)	9.7
Adjusted EBITDA [2]	$7.6	$0.5	1,420.0	$12.0	$5.6	114.3

	Second Quarter Ended June 30,			Six Months Ended June 30,

Financial and Operating Data	2007	2006	% Inc/(Dec)	2007	2006	% Inc/(Dec)
Entertainment
Cash Investments in Television Programming	$7.8	$10.2	(23.5)	$17.6	$19.5	(9.7)
Programming Amortization and Online Content	$10.1	$10.3	(1.9)	$20.3	$19.7	3.0
Expenses
Publishing
Domestic Magazine Advertising Pages	108.5	103.4	4.9	207.5	189.5	9.5

At June 30
Cash, Cash Equivalents, Marketable Securities
and Short-Term Investments	$35.4	$40.9	(13.4)	$35.4	$40.9	(13.4)
Long-Term Financing Obligations	$115.0	$115.0	---	$115.0	$115.0	---

See notes on accompanying page.

PLAYBOY ENTERPRISES, INC.

Notes to Reconciliation of Non-GAAP Financial Information and Financial and Operating Data

1)

In order to fully assess our financial results, management believes that EBITDA is an appropriate measure for evaluating our operating performance and liquidity, because it reflects the resources available for, among other things, investments in television programming. The resources reflected in EBITDA are not necessarily available for our discretionary use because of legal or functional requirements to conserve funds for capital replacement and expansion, debt service and other commitments and uncertainties. Investors should recognize that EBITDA might not be comparable to similarly titled measures of other companies. EBITDA should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with generally accepted accounting principles in the United States, or GAAP.

2)

In order to fully assess our financial results, management believes that Adjusted EBITDA is an appropriate measure for evaluating our operating performance and liquidity, because it reflects the resources available for strategic opportunities including, among other things, to invest in the business, make strategic acquisitions and strengthen the balance sheet. In addition, a comparable measure of Adjusted EBITDA is used in our credit facility to, among other things, determine the interest rate that we are charged on borrowings under the credit facility. Investors should recognize that Adjusted EBITDA might not be comparable to similarly titled measures of other companies. Adjusted EBITDA should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with GAAP.